UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

June 8, 2017

Date of Report (Date of earliest event reported)

RENASANT CORPORATION

(Exact name of registrant as specified in its charter)

Mississippi	001-13253	64-0676974
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

209 Troy Street, Tupelo, Mississippi 38804-4827

(Address of principal executive offices)(Zip Code)
Registrant’s telephone number, including area code: (662) 680-1001

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[x ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01    Other Events
On June 8, 2017, Renasant Corporation (“Renasant”) issued a press release announcing that shareholders of Metropolitan Bancgroup, Inc. (“Metropolitan”) had voted to approve the merger of Metropolitan with and into Renasant, at the Special Meeting of Shareholders of Metropolitan held on June 6, 2017. Under the terms of the agreement, Metropolitan will be merged with and into Renasant, and Renasant will be the surviving corporation. Immediately after the merger of Metropolitan with and into Renasant, Metropolitan Bank will merge with and into Renasant Bank, with Renasant Bank continuing as the surviving banking corporation in the merger. Completion of the merger remains subject to the satisfaction of the remaining closing conditions contained in Agreement and Plan of Merger, dated as of January 17, 2017, by and among Renasant, Renasant Bank, Metropolitan and Metropolitan Bank. Assuming such conditions are satisfied, Renasant currently expects to complete the merger on July 1, 2017.

A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.    Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit Number	Description of Exhibit
99.1	Press release dated June 8, 2016 issued by Renasant Corporation

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENASANT CORPORATION

Date: June 8, 2017	By:	/s/ E. Robinson McGraw
E. Robinson McGraw
Chairman and
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
99.1	Press release dated June 8, 2017 issued by Renasant Corporation

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